Exhibit 24.1

POWER OF ATTORNEY
FOR THE
HORMEL FOODS CORPORATION 2000 STOCK INCENTIVE PLAN
AND THE
HORMEL FOODS CORPORATION NONEMPLOYEE DIRECTOR DEFERRED STOCK PLAN

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Ettinger, Michael J. McCoy and Jody H. Feragen, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of Hormel Foods Corporation pursuant to the Hormel Foods Corporation 2000 Stock Incentive Plan, as amended, and the Hormel Foods Corporation Nonemployee Director Deferred Stock Plan, as amended, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	President, Chief Executive Officer and	July 24, 2006
Jeffrey M. Ettinger	Director
(principal executive officer)

/s/ Michael J. McCoy	Executive Vice President, Chief Financial	July 24, 2006
Michael J. McCoy	Officer and Director
(principal financial officer)

/s/ James N. Sheehan	Vice President and Controller	July 24, 2006
James N. Sheehan	(controller)

/s/ Gary J. Ray	Executive Vice President Refrigerated	July 24, 2006
Gary J. Ray	Foods and Director

/s/ John W. Allen	Director	July 24, 2006
John W. Allen, Ph.D.

Director
John R. Block

/s/ E. Peter Gillette, Jr.	Director	July 24, 2006
E. Peter Gillette, Jr

/s/ Luella G. Goldberg	Director	July 24, 2006
Luella G. Goldberg

/s/ Joel W. Johnson	Non-Executive Chairman of the Board of	July 24, 2006
Joel W. Johnson	Directors and Director

/s/ Susan I. Marvin	Director	July 24, 2006
Susan I. Marvin

/s/ John L. Morrison	Director	July 24, 2006
John L. Morrison

/s/ Dakota A. Pippins	Director	July 24, 2006
Dakota A. Pippins

/s/ John G. Turner	Director	July 24, 2006
John G. Turner

/s/ Robert R. Waller, M.D.	Director	July 24, 2006
Robert R. Waller, M.D.